THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

June 15, 2015

Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares evidenced by American Depositary Receipts for Ordinary Shares of
Benitec Biopharma, Ltd.
(Form F-6 File No. 333-196105)
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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting a change to the form of receipt for Benitec Biopharma, Ltd. The change is effective June 16, 2015.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate with the revised ratio for Benitec Biopharma, Ltd.

The Prospectus has been revised to reflect the new ratio as follows:

“(Each one (1) American Depositary Share represents twenty (20) Ordinary Shares)”.

Please contact me with any questions or comments at 212 815-3098.

Rafia Khan

The Bank of New York Mellon - ADR Division

Encl.

CC: Paul Dudek, Esq. (Office of International Corporate Finance)